As filed with the Securities and Exchange Commission on January 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAO Synergies Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1585656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor New York, NY (Address of Principal Executive Offices)	10036 (Zip Code)

TAO Synergies Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Robert Weinstein

Chief Financial Officer

TAO Synergies Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 1003

(Name and address of agent for service)

(973) 242-0005

(Telephone number, including area code, of agent for service)

With a copy to:

Kenneth R. Koch, Esq.

Jeffrey D. Cohan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an additional 500,000 shares of common stock, par value $0.0001 per share, of TAO Synergies Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), which were added to the shares authorized for issuance under the 2020 Plan pursuant to an amendment to the 2020 Plan adopted by the Registrant’s stockholders on December 18, 2025. This Registration Statement registers additional securities of the same class as other securities for which prior registration statements filed on Form S-8 of the Registrant relating to an employee benefit plan are effective (File Nos. 333-289613, 333-268518 and 333-258807). The information contained in the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 14, 2025 (File No. 333-289613), November 22, 2022 (File No. 333-268518) and August 13, 2021 (File No. 333-258807) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant		Form S-1/A (Exhibit 4.5)	11/05/2020	333-249434

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered	X

23.1	Consent of Stephano Slack LLC	X

23.2	Consent of Morison Cogen LLP	X

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page to this Registration Statement)	X

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on January 2, 2026.

TAO SYNERGIES INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer
(principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the directors and officers of TAO Synergies Inc. whose signature appears below hereby severally constitutes and appoints Joshua Silverman and Robert Weinstein, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of TAO Synergies Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joshua N. Silverman	Director and Executive Chairman of the Board
Joshua N. Silverman	(Principal Executive Officer)	January 2, 2026

/s/ Robert Weinstein	Chief Financial Officer
Robert Weinstein	(Principal Financial Officer and Principal Accounting Officer)	January 2, 2026

/s/ Bruce T. Bernstein Bruce T. Bernstein	Director and Vice-Chairman of the Board	January 2, 2026

/s/ William S. Singer	Director	January 2, 2026
William S. Singer

/s/ Robert Ephron Robert Ephron	Director	January 2, 2026